                                                                     EXHIBIT 4.2

           BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOs)
                       (WITHOUT OWNER OPTION TO REDEEM)/
          OTHER ASSET-BACKED SECURITIES/AND PASS-THROUGH CERTIFICATES

                           Letter of Representations
                     (To be Completed by Issuer and Agent)

          SRFG, Inc. on behalf of Sears Credit Account Master Trust II
          ------------------------------------------------------------
                                (Name of Issuer)

                       The First National Bank of Chicago
                       ----------------------------------
                                (Name of Agent)

                                                                November 9, 1998
                                                                ----------------
                                                                     (Date)

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street; 49th Floor
New York, NY 10041-0099

          Re: 5.25% Class A Master Trust Certificates, Series 1998-2
              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------
                              (Issue Description)

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Agent will act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities pursuant to a trust indenture, trust agreement, or other such document dated as of July 31, 1994 (the "Document"), see below** ______________
                                                                ("Underwriter")
is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     1. Prior to closing on the Securities on November 9, 1998, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each

**Credit Suisse First Boston Corporation; Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; J.P. Morgan Securities Inc.

stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 5.

     4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 10 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                     Manager; Call Notification Department
                     The Depository Trust Company
                     711 Stewart Avenue
                     Garden City, NY 11530-4719

     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders specifying the terms of the tender and the Publication Date of such notice* shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                       Manager, Reorganization Department
                       Reorganization Window
                       The Depository Trust Company
                       7 Hanover Square, 23rd Floor
                       New York, NY 10004-2695

     6. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     7. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                          Manager: Announcements
                          Dividend Department
                          The Depository Trust Company
                          7 Hanover Square, 22nd Floor
                          New York, NY 10004-2695

     8. [Note: Issuer must represent one of the following, and cross out the other:] [The interest accrual period is payment date to payment date.]

     9. Issuer or Agent shall provide a written notice of interest payment information to a standard interest announcement service subscribed to by DTC as soon as the information is available. In the unlikely event that no such service exists, Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC, as soon as the information is available. If electronic transmission is not available, absent any other arrangements between Issuer or Agent and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or
(212) 709-1686, and receipt of such notices shall be confirmed by telephoning
(212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                         Manager, Announcements
                         Dividend Department
                         The Depository Trust Company
                         7 Hanover Square; 22nd Floor
                         New York, NY 10004-2695

* Such notice shall be sent to DTC no later than 8:00 a.m. on the Publication Date.

     10. Issuer or Agent shall provide CUSIP numbers for each issue for which payment is being sent, as well as the dollar and cent amount of the payment for each issue to DTC, no later than noon (Eastern Time) on the payment date.

     11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                     The Chase Manhattan Bank
                     ABA # 021 000 021
                     For credit to a/c Cede & Co.
                     c/o The Depository Trust Company
                     Dividend Deposit Account # 066-026776

     12. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                    The Chase Manhattan Bank
                    ABA # 021 000 021
                    For credit to a/c Cede & Co.
                    c/o The Depository Trust Company
                    Redemption Deposit Account # 066-027306

     13. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the first payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                  The Chase Manhattan Bank
                  ABA # 021 000 021
                  For credit to a/c Cede & Co.
                  c/o The Depository Trust Company
                  Reorganization Deposit Account # 066-027608

     14. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     15. There will be no partial redemption of the Securities.

     16. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

     18. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

     19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

     20. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York.

     21. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

     (1) Addendum; (2) Schedule A; (3) Schedule B; and (4) Rider

     Amending DTC Letter of Representations

Notes:

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

                                   Very truly yours,


                                   SRFG, Inc.
                                   -------------------------------------------
                                                  (Issuer)


                                By:     /s/ George F. Slook
                                   -------------------------------------------
                                        (Authorized Officer's Signature)



                                   The First National Bank of Chicago
                                   -------------------------------------------
                                                  (Agent)


                                By:     /s/ Steven M. Wagner
                                   -------------------------------------------
                                        (Authorized Officer's Signature)



Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By: /s/ Richard B. Neeson
   --------------------------


cc:  Underwriter
     Underwriter's Counsel

                                     ADDENDUM
                                       TO
                LETTER OF REPRESENTATIONS DATED NOVEMBER 9, 1998
                      SEARS CREDIT ACCOUNT MASTER TRUST II

General:       For purposes of this Letter of Representations:

               "Document" shall mean the Pooling and Servicing Agreement dated as of July 31, 1994, as amended and as supplemented by the Series Supplement dated as of November 9, 1998, each by and among Sears, Roebuck and Co. as Servicer, SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller and The First National Bank of Chicago as the Trustee.

Paragraph 1:   The following is hereby added after the third sentence of
               Paragraph 1:

               "Each certificate shall remain in the Agent's custody subject to the provisions of the Fast Balance Certificate Agreement currently in effect between the Agent and DTC."

Paragraph 3:   The following sentence is added at the end of Paragraph 4:

               "Failure to provide timely notice shall not be a breach under this Letter if Issuer shall become obligated less than 10 days prior to such redemption date under the Document to redeem the Securities."

Paragraph 5:   The following is hereby added after the first sentence of
               Paragraph 6:

               "Issuer or Trustee will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP submitted in that transmission."

Paragraph 14:  The following is hereby inserted after the word "Agent" in line 1 of paragraph 14.

               ", and if requested, shall confirm such direction in writing."

                                                                      SCHEDULE A

                      Sears Credit Account Master Trust II
                    Master Trust Certificates, Series 1998-2

CLASS A CERTIFICATES CUSIP NO. 81234CBE0


Certificate Number       Principal Amount    Maturity Date(1)      Interest Rate
------------------       ----------------    ----------------      -------------


       1                   $200,000,000       October 16, 2008         5.25%
       2                   $200,000,000       October 16, 2008         5.25%
       3                    $50,000,000       October 16, 2008         5.25%















----------------
(1) Last possible Distribution Date.

                                                                      SCHEDULE B

                       SAMPLE OFFICIAL STATEMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
 (Prepared by DTC-bracketed material may be applicable only to certain issues)

1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interest in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co.
The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of the customers.

5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

[6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Principal and interest payments on the Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

    [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Agent [or Tender/Remarketing Agent], and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Agent [or Tender/Remarketing Agent]. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Agent [or Tender/Remarketing Agent's] DTC account.]

    10. DTC may discontinue providing its service as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

    11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

    12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                   [DTC LOGO]


   RIDER AMENDING DTC LETTER OF REPRESENTATIONS - BEO COLLATERALIZED MORTGAGE OBLIGATIONS (CMO) WITHOUT OWNER OPTION TO REDEEM/OTHER ASSET-BACKED SECURITIES
                         /AND PASS-THROUGH CERTIFICATES


DTC's Reorganization and Dividend Departments have relocated to 55 Water Street. Following are revisions to the Letter of Representations, including current addresses, telephone numbers, and telecopy numbers.

Paragraph 3 of the Letter of Representations:

Old Telecopier Numbers:                      Current Telecopier Numbers:
(212) 709-6896 and (212) 709-6897            (212) 855-5181 and (212) 855-5182


The confirmation number (formerly (212) 709-6870) is now (212) 855-5202.

Paragraph 5 of the Letter of Representations:

Old Telecopier Numbers:                      Current Telecopier Number:
(212) 709-1093 and (212) 709-1094            (212) 855-5278


The confirmation number (formerly (212) 709-6884) is now (212) 855-5280.


The current address is:       Manager; Reorganization Department
                              Reorganization Window
                              The Depository Trust Company
                              55 Water Street  50th Floor
                              New York, NY 10041-0099


Paragraph 7 of the Letter of Representations:

Old Telecopier Number:                       Current Telecopier Number:
(212) 709-1723                               (212) 855-4555


The current address is:       Manager; Announcements
                              Dividend Department
                              The Depository Trust Company
                              55 Water Street  25th Floor
                              New York, NY 10041-0099


Paragraph 9 of the Letter of Representations:

Old Telecopier Numbers:                      Current Telecopier Numbers:
(212) 709-1723 and (212) 709-1686            (212) 855-4555 and (212) 855-4556


The confirmation number (formerly (212) 709-1270) is now (212) 855-4550.


The current address for Paragraph 9 is the same as that listed above for Paragraph 7.

The following additional text relates to Paragraph 10 of the Letter of
Representations:

Such information shall be conveyed by automated notification. If the circumstances prevent the funds being paid to Cede & Co., as nominee of DTC, by 2:30 p.m. ET from equaling the dollar amount associated with detail payments by 12:00 noon ET, Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. ET. Reconciliation may be provided by automated means or in written format.

The following additional text relates to Paragraph 11 of the Letter of
Representations:

Issuer must remit fee funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Dividend Deposit Account of Cede & Co.

The following additional text relates to Paragraph 12 of the Letter of
Representations:

Issuer must remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Redemption Deposit Account of Cede & Co. Issuer or Agent shall deliver CUSIP-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.

The following additional text relates to Paragraph 13 of the Letter of
Representations:

Issuer must remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Reorganization Deposit Account of Cede & Co. Issuer or Agent shall deliver CUSIP-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.

                                   [DTC LOGO]

                REPRESENTATIONS FOR ERISA-RESTRICTED SECURITIES
                TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS


     Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain whether a transfer of Securities could give rise to a transaction prohibited or not otherwise permissible under the Employee Retirement Income Security Act of 1974 or under
Section 4975 of the Internal Revenue Code of 1986. Issuer and Agent acknowledge that: a) so long as Cede & Co. is the sole record owner of the Securities, it shall be entitled to all voting rights in respect thereof and to receive the full amount of all principal, premium, if any, and interest payable with respect thereto; and b) DTC shall treat any DTC Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities even if the crediting of such Securities to the DTC accounts of such Participant results from transfers or failures to transfer in violation of such laws. (The treatment by DTC of the effects of the crediting by it of Securities to the accounts of DTC Participants shall not affect the rights of Issuer or purchasers, sellers, or holders of Securities against any DTC Participant.)